Registration No. 333-69929

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                                (Amendment No. 1)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SONOCO PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

           South Carolina                                     57-0248420
   (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)

            One North Second Street, Hartsville, South Carolina 29550
             (Address of principal executive offices and zip code)

                             SONOCO PRODUCTS COMPANY
                             CENTENNIAL SHARES PLAN
                            (Full title of the plan)

             Charles J. Hupfer                            Copies to:
         Senior Vice President and               George S. King, Jr., Esquire
          Chief Financial Officer               Suzanne Hulst Clawson, Esquire
          Sonoco Products Company               Haynsworth Sinkler Boyd, P.A.
          One North Second Street                1201 Main Street, Suite 2200
            Post Office Box 160                 Columbia, South Carolina 29201
     Hartsville, South Carolina 29551                   (803) 779-3080

  (Name and address of agent for service)

              (843) 383-7000
       (Telephone number, including
      area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [X]                    Accelerated filer   [ ]
Non-accelerated filer    [ ]                    Smaller reporting company  [ ]
(Do not check if a smaller reporting company)

                                EXPLANATORY NOTE

         This Amendment No. 1 to Registration Statement on Form S-8 is being filed, pursuant to the Company's undertaking in Part II, Item 9(3) of the original Registration Statement, for the purpose of removing from registration the 1,800,000 shares originally registered for issuance pursuant to the Sonoco Products Company Centennial Shares Plan, all of which remained unsold at termination of the offering. The Centennial Shares Plan terminated pursuant to its terms on December 31, 2004. All options granted pursuant to the plan also expired on December 31, 2004, without any of such options having been exercised. Accordingly, the offering of shares pursuant to the plan has terminated, and the Company, therefore, removes such shares from registration.

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


                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartsville, State of South Carolina on July 21, 2008.

                                         Sonoco Products Company


                                         By:  s/Harris E. DeLoach, Jr.
                                             -------------------------
                                                  Harris E. DeLoach, Jr.
                                                  President and Chief Executive
                                                  Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on July 21, 2008.

                                          Sonoco Products Company


                                          By: s/Charles J. Hupfer
                                                  Charles J. Hupfer
                                                  Senior Vice President and
                                                  Chief Financial Officer


                                          By: s/Barry L. Saunders
                                                  Barry L. Saunders
                                                  Vice President and Corporate
                                                  Controller
                                                  (principal accounting officer)

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Harris E. DeLoach, Jr. and Charles J. Hupfer, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Amendment No. 1 to Registration Statement and any and all amendments to this Amendment No. 1 to Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on July 16, 2008.


s/H. E.  DeLoach,  Jr.                          President, Chief Executive
-------------------------------------           Officer and Director
H. E. DeLoach, Jr.

s/C. J. Bradshaw Director
------------------------------------
C. J. Bradshaw

                                                Director
------------------------------------
J. L. Coker



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

                                                Director
------------------------------------
P. L. Davies

s/C. C. Fort                                    Director
------------------------------------
C. C. Fort

s/E. H. Lawton III                              Director
------------------------------------
E. H. Lawton III

s/J. E. Linville                                Director
------------------------------------
J. E. Linville

s/J. M. Micali                                  Director
------------------------------------
J. M. Micali

s/J. H. Mullin, III                             Director
------------------------------------
J H. Mullin, III

s/L. W. Newton                                  Director
------------------------------------
L. W. Newton

                                                Director
------------------------------------
M. D. Oken

s/P. R. Rollier                                 Director
------------------------------------
P. R. Rollier

s/T. E. Whiddon                                 Director
------------------------------------
T. E. Whiddon






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